Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Annual Report on Form 10-K of Deerfield Triarc Capital Corp. (the “Company”) for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JONATHAN W. TRUTTER	Date: March 17, 2006

Jonathan W. Trutter
Chief Executive Officer
(Principal Executive Officer)

/s/ RICHARD G. SMITH	Date: March 17, 2006

Richard G. Smith
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting that signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Deerfield Triarc Capital Corp. and will be retained by Deerfield Triarc Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

           The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.